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                                                                   EXHIBIT 10.35


                               SERVICES AGREEMENT

                  This Agreement is made and entered into as of the 20th day of October, 1998, between Worldwide Wireless Systems Inc., a Delaware corporation (herein "Client"), and Vanguard Research, Inc., a Virginia corporation (herein "VRI").

         WHEREAS, VRI has knowledge and experience in the areas of the Internet and related technologies and Internet systems support, and Client desires to engage the services of VRI in one or more of these areas.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, it is mutually agreed as follows:

         1. Engagement, Term and Compensation. Client hereby engages VRI for the performance of consulting and other services (the "Services") in accordance with the Statement of Work annexed hereto as Exhibit A and by this reference incorporated into this Agreement.

                  1.1. The term of this Agreement shall commence as of November 1, 1998 and shall end on April 30, 1999, subject, however, to earlier termination pursuant to the terms and conditions of this Agreement.

                  1.2. VRI shall be paid for the Services at the hourly rate of $120.00. The maximum allowable number of hours per week shall be 35.

                  1.3. VRI shall also be reimbursed for its reasonable travel expenses in performing the Services.

         2.       Assignments and Reports.

                  2.1. Client shall have the responsibility to determine and to advise VRI of Client's weekly project requirements and to provide VRI with guidance and assignments as necessary for development of the project.

                  2.2. VRI will perform all assignments given to VRI in accordance with the reasonable standards of performance set forth in the Statement of Work and/or written task orders issued by Client from time to time and accepted by VRI.

                  2.3. In addition to any other duties specified VRI will make such written reports as may be directed and will participate in such periodic reviews of VRI's assignments as may be requested by Client.

         3.       Acceptance.

                  3.1. VRI hereby accepts the engagement and will provide the Services to Client in accordance with the Statement of Work and any written task order accepted by VRI.

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                  3.2. Under no circumstances will VRI hold VRI out as an
employee or agent of Client, nor shall Client hold itself out as an employee or agent of VRI. The relationship between Client and VRI is one of independent contractors, and no employee of one party shall be deemed to be an employee of the other party.

         4. Proprietary Information. The parties anticipate that it may be necessary for either party to transfer or disclose Proprietary Information (a defined herein) to the other party. As an express condition to such disclosure, both parties agree as follows:

                  4.1. "Proprietary Information" means all information disclosed by the disclosing party ("Discloser") to the receiving party ("Recipient") (in writing, orally or in any other form) that is described as or provided under circumstances indicating that it is confidential or proprietary, including without limitation, business plans, technical data, product ideas, personnel, contracts and financial information, unless:

                           (a) the information is or becomes publicly known
through lawful means;

                           (b) the information was rightfully in Recipient's
possession or part of Recipient's general knowledge prior to exploring the possibility of a business transaction of mutual interest;

                           (c) the information is disclosed to Recipient without
confidential or proprietary restriction by a third party who rightfully possesses the information (without confidential or proprietary restriction) and did not learn of it, directly or indirectly, from Discloser; or

                           (d) the information is required to be disclosed
pursuant to the order of a court or government agency (in such case, the party directed by such order shall notify the other party as soon as possible prior to such disclosure so that such other party may elect to intervene.)

                  4.2. Recipient shall hold all Proprietary Information in strict confidence and shall not disclose or transfer Proprietary Information to any third party. Recipient shall disclose Proprietary Information only to employees who need to know such information and who have signed agreements that obligate them to use and keep confidential the Proprietary Information as required under this Section 4. Recipient shall take all reasonable measures to protect its own confidential and Proprietary Information, to protect the confidentiality and avoid the unauthorized use, disclosure, publication, or dissemination of Proprietary Information. No copies of Proprietary Information may be made unless approved in writing by Discloser.

                  4.3. The Recipient for three (3) years from the date of its receipt shall hold such information in trust and confidence, shall use Proprietary Information only for the

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purpose of this Agreement, and shall not disclose such information to any third party without prior written approval of the Discloser.

                  4.4. Such Proprietary Information shall remain the property of the transmitting party and shall be returned (along with all copies thereof in any format) upon the earlier of (i) written request or (ii) upon the receiving party's determination that it no longer has a need for such Proprietary Information or (iii) the termination of this Agreement.

         5. Termination. This Agreement may be terminated in accordance with the following:

                  5.1. By either party upon the occurrence of a material breach of any provision of this Agreement by the other party, and the breaching party's failure to cure such breech within thirty (30) days after receiving notice thereof from the non-breaching party.

                  5.2. By either party, at its option, immediately upon notice, if a receiver is appointed for the other party or its property; the other party becomes insolvent or makes an assignment for the benefit of its creditors; the other party seeks relief or if proceedings are commenced against the other party, or on its behalf under any bankruptcy, insolvency or debtor's relief law, and such proceedings have not been vacated or set aside within sixty (60) days from the date of commencement thereof; or if the other party is liquidated or dissolved.

                  5.3. Upon termination of this Agreement, all rights and obligations of the parties hereunder will terminate forthwith, except as to the continuing obligations of the parties under Sections 4, 6 and 7 and any remaining obligation of Client under Section 12. Sections 8, 10, 13, 14 and 15 shall also survive termination. During the period between the giving of such notice and the date of termination, each party will continue to perform its obligations hereunder.

         6.       Limitation of Liability.

         NEITHER PARTY SHALL BE LIABLE FOR DAMAGES RESULTING FROM LOSS OF DATA, PROFITS, USE OF PRODUCTS, OR FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES IN CONNECTION WITH THIS AGREEMENT OR SERVICES OR GOODS PROVIDED HEREUNDER.

         7.       Intellectual Property Rights.

                  7.1. No license to the other party, under any trademark, patent or copyright or applications which am now or may hereafter be owned by the transmitting party, is either granted or implied by the conveying of information to the receiving party. None of the information which may be submitted or exchanged by the parties shall constitute any representation, warranty, assurance, guarantee or inducement by either party to the other with

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respect to the infringement of trademarks, patents, copyrights or any right of privacy, or other rights of third persons.

                  7.2. Neither party shall acquire directly or by implication any rights in the background patents and inventions of the other party hereto, including, but not limited to, inventions described and claimed in applications for U.S. patents filed prior to the date of this Agreement. In addition, neither party shall acquire directly or by implication any rights in data or copyrights in works of authorship, including software, firmware or other forms of computer programs, created by one or more employees of one of the parties hereto during the term of this Agreement shall be the sole property of that party. Copies of data and works of authorship released by the party owning such to the other party hereto (a) shall be treated by the recipient in accordance with Section 4 "Proprietary Information" of this Agreement and (b) shall be treated by Recipient in accordance with the applicable U.S. Copyright Laws.

                  7.3. Any inventions or discoveries made or conceived by one or more employees of one of the parties hereto during the term of this Agreement shall be the sole property of that party. In the event of any invention made jointly by one or more employees of one party with one or more employees of the other party in the course of work under this Agreement, the parties shall establish their respective rights by negotiations between them.

         8. No Additional Warranties. Except as expressly set forth in this Agreement, VRI hereby specifically disclaims any representations or warranties, express or implied, regarding the consulting services, including any implied warranty of merchantability or fitness for a particular purpose and implied warranties arising from a course of dealing or course of performance.

         9. Notices. Except as otherwise provided herein, any notice or communication to be given pursuant to the terms of this Agreement must be in writing. Notice will be deemed given when received if: (a) delivered personally;
(b) sent by confirmed telex or facsimile; (c) sent by commercial overnight courier with written verification of receipt; (d) sent by registered or certified mail/return receipt requested postage prepaid; or (e) sent by electronic mail. Such notice shall be treated as having been received upon the earlier of actual receipt or three (3) days after posting.

         If to Client:

         Worldwide Wireless Systems Inc.
         25 Broad Street
         Suite 16M
         New York, New York 10004
         Attn: David E. Padilla, President and CEO
         Phone: (212) 509-2119
         Fax No.: (212) 509-2152
         E-mail: xjpadilla@worldnet.att.com

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         With a copy to:

         Morrison & Foerster LLP
         1290 Avenue of the Americas
         New York, New York 10104-0050
         Attn: Mark L. Mandel, Esq.
         Phone: (212)               468-8231
         Fax No.: (212)             468-7900
         E-mail: mmandel@mofo.com

         If to VRI:

         Vanguard Research, Inc.
         10400 Eaton Place, Suite 450
         Fairfax, VA 22030-2201
         Attn: Kellie K. Banker
         Phone: (703) 934-6300
         Fax No.: (703) 273-9398
         E-mail: kbanker@vriffx.com

or to such address, or marked to the attention of such person, as either party may be written notice direct. Any such notice shall be considered to have been given when personally delivered or mailed in the manner herein provided.

         10. Nonsolicitation of Employees. During the term of this Agreement and for a period of twelve (12) months after its termination, neither party shall solicit for employment, hire or otherwise retain any employee of the other party assigned to work on the assignments described herein without prior written approval of the party whose employee is being considered for an offer or hire.

         11. Assignment of the Agreement. VRI shall not assign its rights and/or obligations under this Agreement without the prior written consent of Client, such consent not be unreasonably withheld.

         12.      Billings.

                  12.1. Invoices are to be submitted twice a month on the 1st and 15th day of each month, including any reasonable expenses. Invoices are due and payable within ten (10) days of invoice date.

                  12.2. All payments required by this Agreement are exclusive of taxes, and Client shall bear and be responsible for the payment of all such taxes, including, but not limited to, all sales, use, rental receipt, personal property, value added, consumption, goods

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and services, or other taxes which may be levied or assessed in connection with this Agreement, excluding taxes based on VRI's income.

                  12.3. Client hereby agrees to pay VRI $16,800.00 on the date hereof as payment for the services to be completed by VRI during the month of November.

         13. Entire Agreement. With respect to the subject matter hereof, this Agreement supersedes and cancels all prior negotiations, writings, commitments, agreements and understandings, either oral or written, regarding the subject matter herein, if any, between VRI and Client and contains the entire agreement between the parties hereto and may not be modified except in a writing signed by the duly authorized representatives of VRI and of Client.

         14. Applicable Law. This Agreement is entered into under, and is to be construed in accordance with, the laws of the State of New York, exclusive of its choice of law principles. Any dispute, controversy or claim arising under or relating to this Agreement shall be resolved by a state or federal court sitting in the Borough of Manhattan in the City of New York in the State of New York. Each party hereby waives any jurisdictional, venue or inconvenient forum objections to such court. In any action to enforce this Agreement, the prevailing party will be entitled to costs and attorneys' fees.

         15. Section Headings and Severability. The section headings herein are inserted for the convenience of the parties, are not a part hereof, and shall have no effect upon the construction or interpretation of this Agreement. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, such provisions shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

         16. Force Majeure. No party shall be liable for failure to perform or delay in performing its obligations under this Agreement, and shall not be deemed to be in breach of its obligations hereunder, if and to the extent and for so long as such failure or delay in performance or breach is due to natural disaster; wars; strikes or labor disputes; any loss or disruption of facilities; or other cause beyond the control of such party. In the event of such, the affected party shall promptly provide the other parties with notice of such occurrence and shall diligently attempt to restore or continue its performance.

         17. Counterparts. This Agreement may be executed in counterparts, each of which when executed and delivered shall be deemed an original and both of which shall constitute one and the same instrument.





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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf as of the date and year first above written.

                                    WORLDWIDE WIRELESS SYSTEMS, INC.



                                    Signature:/s/David E. Padilla
                                              ----------------------------------
                                    Name: David E. Padilla
                                    Title: President and Chief Executive Officer

                                    VANGUARD RESEARCH, INC.



                                    Signature:/s/Mel Chaskin
                                              ----------------------------------
                                    Name: Mel Chaskin
                                    Title: President and Chief Executive Officer


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                                    EXHIBIT A


         VRI will perform the following Services for and on behalf of Client:

         1. Manage the roll out of the Internet Services (as defined in that certain Agreement for Internet Access Services proposed to be entered into by the Client and FreeLinQ Communications Corporation), including, but not limited to, the following:

                  o Coordinate with and manage vendors, resellers, and partners
                  o Recommend and implement network design and solutions
                  o Coordinate with and develop strategic relationships with partners
                  o Recommend, design, and manage build out of back office
                    functionality
                  o Develop and contract with third party vendors

         2. Recommend future strategic direction for Client's new and existing services.

         3. Support Client's staff in their execution of related services.

         4. Aid Client's executive staff in organizational design and implementation.

         5. Perform other business development activities/processes as defined.



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